UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 4, 2010

Birch Branch, Inc.

(Exact name of registrant as specified in its charter)

Colorado	333-126654	84-1124170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Henan Shuncheng Group Coal Coke Co., Ltd.
Henan Province, Anyang County, Cai Cun Road Intersection, Henan Shuncheng Group Coal Coke Co.,
Ltd. (New Building), China 455141

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:	+86 372 323 7890

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

On August 4, 2010, Birch Branch, Inc. (the “Company”) dismissed Cordovano and Honeck, LLP (“Cordovano”). Cordovano was engaged as the Company’s independent registered public accounting firm on May 11, 2009 and replaced Ronald R. Chadwick, PC (the “Former Accountant”). The decision to change independent registered public accounting firms was approved and ratified by the Company’s Board of Directors.

The report of Cordovano on the Company’s financial statements for the fiscal year ended June 30, 2009 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principle, except for an explanatory paragraph relative to the Company’s ability to continue as a going concern. Additionally, during fiscal 2009 and any subsequent interim period, there were no disagreements with Cordovano on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

While Cordovano was engaged by the Company, there was no disagreement with Cordovano on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure with respect to the Company, which disagreement, if not resolved to the satisfaction of Cordovano, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

As reported on the Company’s Current Report on Form 8-K filed on May 14, 2009, during the Company’s 2007 and 2008 fiscal years and during all subsequent interim periods preceding the dismissal of the Former Accountant as of May 11, 2009, there was no disagreement between the Company and the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the Former Accountant, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements for such years.

The Company has provided Cordovano with a copy of the disclosures to be included in Item 4.01 of this Current Report and requested that Cordovano furnish the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether or not Cordovano agrees with the foregoing statements. A copy of the letter from Cordovano to the SEC, dated August 4, 2010, is attached as Exhibit 16.1 to this Current Report.

The Company’s Board of Directors has approved the selection of Samuel H. Wong & Co., LLP (“SHW”) as its independent registered public accounting firm as of August 4, 2010.

Prior to engaging SHW, the Company did not consult with SHW regarding (i) the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by SHW on the Company’s financial statements, and SHW did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as that term is described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K), or a reportable event (as that term is described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
16.1	Letter from Cordovano and Honeck, LLP, dated August 4, 2010 regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    August 9, 2010

BIRCH BRANCH, INC.

By:	/s/ Wang Feng
	Name:	Wang Feng
	Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description
16.1	Letter from Cordovano and Honeck, LLP, dated August 4, 2010 regarding change in certifying accountant.